SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2008

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 12, 2008, Sunrise Telecom Incorporated and its wholly-owned subsidiary Sunrise Telecom Broadband, Inc. (collectively, “Borrowers”) and Silicon Valley Bank (“Bank”) entered into Amendment No. 3, Consent and Limited Waiver to Loan and Security Agreement (“Amendment No. 3”), which amends that certain Loan and Security Agreement by and among Borrowers and Bank dated August 13, 2007, as amended December 28, 2007 and August 12, 2008 (“Loan Agreement”).

Amendment No. 3 extended from September 30, 2008 to December 31, 2008 the period within which Borrowers are required to establish and maintain their primary domestic banking relationship with Bank and its affiliates, and waives Borrowers’ default under Section 6.6(a) of the Loan Agreement with respect to non-compliance as of September 30, 2008. Under the terms of Amendment No. 3, the Bank consented to registrant’s sale of its entire interest in Sunrise Telecom S.r.l. to LTE Innovations Oy. Registrant agreed to use $2.0 million of the proceeds of the sale of Sunrise Telecom S.r.l. to prepay Borrowers’ obligations under the Loan Agreement. Amendment No. 3 does not contain any consent by Bank or waiver of Bank’s rights and remedies with respect to Borrowers’ default under Section 6.7(b) of the Loan Agreement, pursuant to which Borrowers were required to maintain tangible net worth at $44 million for the quarters ended September 30, 2008 and ending December 31, 2008. As a result, Bank may at any time declare immediately due and payable all of Borrowers’ obligations under the Loan Agreement (approximately $2.0 million after the prepayment referenced above), cease extending credit or resort to other rights and remedies under the Loan Agreement. A copy of Amendment No. 3 is attached as an exhibit to this report.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 12, 2008, registrant completed its sale of its wholly-owned subsidiary Sunrise Telecom S.r.l, a company organized under the laws of Italy, to LTE Innovations Oy, pursuant to the Participation Purchase Agreement dated November 19, 2008 (“Purchase Agreement”). The Company will receive approximately €8.0 million, or approximately $10.7 million (assuming an effective exchange rate of 1.3325), in cash from LTE as purchase price. A portion of the purchase price, approximately €1.7 million or approximately $2.3 million, was used as a set off for certain inter-company debt owed to Sunrise Telecom S.r.l. by registrant and its affiliates other than Sunrise Telecom S.r.l. In addition, a portion of the purchase price, approximately €1.6 million or approximately $2.1 million, is being held in escrow for up to fifteen months after close to secure indemnities under the Purchase Agreement. A copy of registrant’s press release announcing completion of the sale is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	Date	Exhibit Number	Filed Herewith

99.1	Amendment No. 3, Consent and Limited Waiver to Loan and Security Agreement by and among Silicon Valley Bank, Sunrise Telecom Incorporated and Sunrise Telecom Broadband, Inc., dated December 12, 2008				X

99.2	Participation Purchase Agreement between Sunrise Telecom Incorporated and LTE Innovations Oy, regarding entire participation in Sunrise Telecom S.r.l., dated November 19, 2008	8-K	November 24, 2008	2.1

99.3	Press Release dated December 16, 2008, regarding completion of divestiture of Protocol Products Group				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED
(Registrant)

Date: December 17, 2008	By:	/s/ RICHARD D. KENT
Richard D. Kent
Chief Financial Officer

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Form	Date	Exhibit Number	Filed Herewith

99.1	Amendment No. 3, Consent and Limited Waiver to Loan and Security Agreement by and among Silicon Valley Bank, Sunrise Telecom Incorporated and Sunrise Telecom Broadband, Inc., dated December 12, 2008				X

99.2	Participation Purchase Agreement between Sunrise Telecom Incorporated and LTE Innovations Oy, regarding entire participation in Sunrise Telecom S.r.l., dated November 19, 2008	8-K	November 24, 2008	2.1

99.3	Press Release dated December 16, 2008, regarding completion of divestiture of Protocol Products Group				X